UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

May 20, 2002

Date of Report (date of earliest event reported)

WIRELESS FACILITIES, INC.

(Exact name of Registrant as specified in charter)

Delaware	000-27231	13-3818604
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4810 Eastgate Mall
San Diego, California 92121
(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 228-2000

N/A

(Former name or former address, if changed since last report)

Item 5.    Other Events

This amendment to the Current Report on Form 8-K, dated May 20, 2002, is being made to file the corrected final version of the Company’s Series B Preferred Stock Purchase Agreement and the exhibits thereto.

Item 7.    Financial Statements and Exhibits

(c)	Exhibits

4.1
Preferred Stock Purchase Agreement dated as of May 16, 2002 among the Company, Meritech Capital Partners II L.P., Meritech Capital Affiliates II L.P., MCB Entrepreneur Partners II L.P., Oak Investment Partners X, Limited Partnership, Oak X Affiliates Fund, Limited Partnership, Oak Investment Partners IX, L.P, Oak IX Affiliates Fund, L.P, Oak IX Affiliates Fund-A, L.P, and the KLS Trust dated July 14, 1999, including the exhibits thereto.

99.1	Press release of Wireless Facilities, Inc. dated June 3, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 4, 2002
WIRELESS FACILITIES, INC.

/S/ WM. BRADFORD WELLER
Name: Wm. Bradford Weller
Title: Vice President, Legal Affairs, General Counsel and Secretary

Index to Exhibits Filed with the Current Report on Form 8-K/A Dated May 20, 2002

Exhibit Number	Description

4.1
Preferred Stock Purchase Agreement dated as of May 16, 2002 among the Company, Meritech Capital Partners II L.P., Meritech Capital Affiliates II L.P., MCB Entrepreneur Partners II L.P., Oak Investment Partners X, Limited Partnership, Oak X Affiliates Fund, Limited Partnership, Oak Investment Partners IX, L.P, Oak Affiliates Fund, L.P, Oak IX Affiliates Fund-A, L.P, and the KLS Trust dated July 14, 1999, including the exhibits thereto.

99.1	Press release of Wireless Facilities, Inc. dated June 3, 2002.